                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/X/  Preliminary Proxy Statement                        / / Confidential, for Use of the Commission
                                                            Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                   CHILDREN'S COMPREHENSIVE SERVICES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to  which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            805 South Church Street
                         Murfreesboro, Tennessee  37130

                           -----------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 21, 1996

                           -----------------------



      Notice is hereby given that a Special Meeting of Shareholders (the "Special Meeting") of Children's Comprehensive Services, Inc. (the "Company"), will be held at the offices of the Company located at 805 South Church Street, Murfreesboro, Tennessee, on Thursday, March 21, 1996 at 10:00 a.m., local time, for the following purposes:

(1) To consider and act upon a proposal to amend the Company's Restated Charter to decrease the number of authorized shares of the Company's Common Stock from 20,000,000 to 10,000,000 and to concurrently effect a reverse stock split (the "Reverse Stock Split") in which each two shares of issued Common Stock of the Company, par value $.01 per share, will be reclassified and changed into one share of Common Stock of the Company, par value $.01 per share; and

(2) To transact such other business as may properly be brought before the Special Meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on February 1, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting.

      Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding matters to be acted upon at the meeting.

                                        By Order of the Board of Directors



                                        Donald B. Whitfield
                                        Secretary

Murfreesboro, Tennessee
February 15, 1996

      YOUR REPRESENTATION AT THE SPECIAL MEETING IS IMPORTANT. TO ENSURE YOUR REPRESENTATION, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD. SHOULD YOU DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AS PROVIDED IN THE ACCOMPANYING PROXY STATEMENT, AT ANY TIME BEFORE IT IS VOTED.

                    CHILDREN'S COMPREHENSIVE SERVICES, INC.

                            805 South Church Street
                         Murfreesboro, Tennessee  37130

                           -----------------------

                                PROXY STATEMENT

                           -----------------------


      The accompanying proxy is solicited by the Board of Directors of Children's Comprehensive Services, Inc. (the "Company") for use at a Special Meeting of Shareholders (the "Special Meeting") to be held on March 21, 1996, at 10:00 a.m., local time, at the principal offices of the Company, and any adjournments thereof, notice of which is attached hereto.

      This Proxy Statement and the accompanying proxy has been mailed on or about February 15, 1996, to all shareholders of record on February 1, 1996.

      The purposes of the Special Meeting are to consider and act upon a proposal to amend the Company's Restated Charter to decrease the number of authorized shares of the Company's Common Stock from 20,000,000 to 10,000,000 and to concurrently effect a reverse stock split (the "Reverse Stock Split") in which each two shares of issued Common Stock of the Company, par value $.01 per share, will be reclassified and changed into one share of Common Stock of the Company, par value $.01 per share; and to transact such other business as may properly be brought before the Special Meeting.

      A shareholder who signs and returns a proxy in the accompanying form may revoke it at any time before the shares subject to it are voted by attending the Special Meeting and electing to vote in person, by filing with the Secretary of the Company a written revocation or by duly executing a proxy bearing a later date. Unless so revoked, the shares represented by the proxy will be voted at the Special Meeting. Where a choice is specified on the proxy, the shares represented thereby will be voted in accordance with such specifications. If no specification is made, such shares will be voted "FOR" the amendment to the Company's Restated Charter and the Reverse Stock Split.

      The Board of Directors knows of no other matters which are to be brought to a vote at the Special Meeting. However, if any other matter does come before the Special Meeting, the persons appointed in the proxy or their substitutes will vote in accordance with their best judgment on such matters.

      The Board of Directors has fixed the close of business on February 1, 1996 as the record date for the Special Meeting (the "Record Date"). The Company's only outstanding class of securities is its Common Stock, $.01 par value per share ("Common Stock"). On the Record Date, the Company had outstanding 10,757,532 shares of Common Stock. Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Special Meeting. Shareholders will be entitled to one vote for each share of Common Stock so held, which may be given in person or by proxy authorized in writing.

      The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling and mailing this Proxy Statement. Such solicitation will be made by mail, and may also be made by the Company's officers or employees personally or by telephone or telegram. The Company does not anticipate paying any compensation to any party other than its employees for the solicitation of proxies, but may reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy material to beneficial owners.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

CERTAIN BENEFICIAL OWNERS

      The following table sets forth certain information as of the Record Date with respect to those persons known to the Company to be the beneficial owners of more than 5% of the Common Stock. Unless otherwise noted, the Company has been advised that all of the shares of Common Stock listed below are beneficially owned and, the sole investment and voting power is held by, the person named.

      NAME AND ADDRESS OF          AMOUNT AND NATURE OF       PERCENT
       BENEFICIAL OWNER            BENEFICIAL OWNERSHIP       OF CLASS
      -------------------          --------------------       --------
      T. Rowe Price Strategic        3,668,560                 34.3%
        Partners Fund II, L.P.
      100 East Pratt Street
      Baltimore, MD 21202

      Amy S. Harrison                  709,159(1)               6.6%
      11980 S. Mt. Vernon
      Grand Terrace, CA 92324

      Martha A. Petrey, Ph.D.          695,159(2)               6.4%
      11980 S. Mt. Vernon
      Grand Terrace, CA 92324

(1) Includes options to purchase 100,000 shares of Common Stock. The shares of Common Stock issuable to Ms. Harrison upon the exercise of these options are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock beneficially owned by her, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) Includes options to purchase 86,000 shares of Common Stock. The shares of Common Stock issuable to Dr. Petrey upon the exercise of these options are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock beneficially owned by her, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

SECURITY OWNERSHIP OF MANAGEMENT

    The following information pertains to the Common Stock beneficially owned, directly or indirectly, by each director, the Company's Chief Executive Officer and each of the Company's other executive officers who were serving as executive officers at March 31, 1995 whose total cash compensation exceeded $100,000 (collectively, the "Named Officers"), and by all directors and executive officers as a group, as of the Record Date. Unless otherwise noted, the Company has been advised that all of the shares of Common Stock listed below are beneficially owned and the sole investment and voting power is held by the person named.

                                       AMOUNT AND NATURE OF            PERCENT
      BENEFICIAL OWNERS                BENEFICIAL OWNERSHIP(1)         OF CLASS
      -----------------                -----------------------         --------
      Amy S. Harrison(2)(3)                  709,159                     6.6%
      Martha A. Petrey, Ph.D.(2)(3)          695,159                     6.4%
      William J Ballard(2)(3)                242,000                     2.2%
      Thomas B. Clark(2)                      14,500(4)                   *
      Joseph A. Fernandez, Ed.D.(2)           38,672(5)                   *
      David L. Warnock(2)                  3,681,560(6)                 34.2%
      Stephen H. Norris(3)                    40,200                      *

      All Executive Officers and
        Directors as a Group
        (10 persons)                       5,522,549                    48.6%

* Less than one percent

(1) The shares of Common Stock indicated include the following shares issuable upon exercise of currently exercisable stock options:

            William J Ballard                         240,000
            Amy S. Harrison                           100,000
            Martha A. Petrey, Ph.D.                    86,000
            Stephen H. Norris                          40,000
            Thomas B. Clark                            12,500
            Joseph A. Fernandez, Ed.D.                 12,500
            David L. Warnock                           12,500
            All Executive Officers and
              Directors as a Group                    595,250

(1) The shares of Common Stock issuable to each of these persons upon the exercise of these options are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock beneficially owned by each such person, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person.

(2) Director.

(3) Named Officer.

(4) Includes 2,000 shares of Common Stock held by the spouse of Mr. Clark, of which Mr. Clark disclaims beneficial ownership.

(5) The shares indicated also include a warrant to purchase 19,231 shares of Common Stock issued to School Improvement Services, Inc. Dr. Fernandez may be deemed to be a beneficial owner of the shares indicated by virtue of his position as President and Chief Executive Officer and a principal shareholder of School Improvement Services, Inc.

(6) The shares indicated include 3,668,560 shares of Common Stock held by T. Rowe Price Strategic Partners Fund II, L.P. ("T. Rowe Price"). Mr. Warnock may be deemed to be an indirect beneficial owner of the shares indicated by virtue of his position as a consultant to the Advisory Committee and as the former President of T. Rowe Price Strategic Partners II, L.P., the general partner of T. Rowe Price. Mr. Warnock disclaims beneficial ownership of such shares.

             PROPOSAL TO APPROVE AMENDMENT TO THE RESTATED CHARTER
           TO REDUCE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
               AND THE CONCURRENT ONE-FOR-TWO REVERSE STOCK SPLIT


General

    The Board of Directors of the Company has approved, subject to shareholder approval, a proposal to approve an amendment to the Company's Restated Charter which will reduce the number of authorized shares of Common Stock from 20,000,000 to 10,000,000 shares (the "Charter Amendment") and concurrently to effect a one-for-two reverse stock split of the Common Stock (the "Reverse Stock Split"). Under the Charter Amendment, the par value of the Common Stock will remain $0.01 per share. The Charter Amendment also leaves the number of authorized shares of Preferred Stock unchanged. Currently, there are no shares of Preferred Stock outstanding and the Company has no present intention to issue any shares of Preferred Stock. The complete text of the Charter Amendment is set forth in the Articles of Amendment to the Restated Charter, a copy of which is included as Exhibit A to this Proxy Statement.

    If the Charter Amendment and the Reverse Stock Split are approved by the shareholders, each holder of record of Common Stock on the effective date of the Charter Amendment (the "Effective Date") will thereafter be deemed to hold one share of Common Stock for every two presently issued and outstanding shares of Common Stock held on the Effective Date. No fractional shares will be issued and, in lieu of any fractional shares, shareholders who own shares which are not evenly divisible by two shall receive an amount of cash based on the closing sale price of the Common Stock as reported on the Nasdaq National Market on the effective date for each fractional share of Common Stock surrendered.

Reasons for the Reverse Stock Split

    The Board of Directors believes that the per share price of the Common Stock has affected the marketability of the existing shares, increased the amount and percentage of transaction costs paid by individual shareholders trading in the Common Stock and adversely affected the potential ability of the Company to raise capital by issuing additional shares. As a means of improving marketability of the Common Stock, and reducing shareholders' transaction costs, the Board of Directors believes that the Reverse Stock Split is advisable and in the best interests of the Company and its shareholders, and recommends approval of the Amendment and the Reverse Stock Split.

    The Board of Directors believes that the relatively low per share market price of the Common Stock may impair the acceptability of the Common Stock to certain institutional investors and other members of the investing public. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the Common Stock, the type of investor who acquires it, or the Company's reputation in the financial community. In practice this is not necessarily the case, as certain investors view low-priced stock as unattractive or, as a matter of policy, will not extend margin credit on stock trading at low prices. Many brokerage houses also are reluctant to recommend lower-priced stock to their clients or to hold it in their own portfolios. Further, a variety of brokerage house policies and practices discourage individual brokers within those firms from dealing in low-priced stock because of the time-consuming procedures that make the handling of low-priced stock unattractive to brokerage houses from an economic standpoint. On the other hand, certain other investors may be attracted to low-priced stock because of the greater trading volatility sometimes associated with such securities.

    In addition, since the broker's commissions on low-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, the current per share price of the Common Stock can result in individual shareholders paying transaction costs (commissions, markups or markdowns) which are a higher percentage of their total share value than would be the case if the per share price were substantially higher. This factor is also believed to limit the willingness of institutions to purchase the Common Stock at its current relatively low per share market price.

    The Board of Directors believes that the decrease in the number of shares of Common Stock outstanding as a consequence of the proposed Reverse Stock Split and the resulting anticipated increased price level will encourage greater interest in the Common Stock by the financial community and the investment public and possibly promote greater liquidity for the Company's shareholders. Also, although any increase in the market price of the Common Stock resulting from the Reverse Stock Split may be proportionately less than the decrease in the number of shares outstanding, the proposed Reverse
Stock Split could result in a market price for the shares that would be high enough to overcome the reluctance, policies and practices of brokerage houses and investors to trade in low-priced securities and to diminish the adverse impact of correspondingly high trading commissions on the market for such shares.

    There can be no assurance, however, that the Reverse Stock Split will not adversely affect the per share market price of the Common Stock, that the marketability of the Common Stock will improve as a result of the Reverse Stock Split or that the approval of the Charter Amendment and the Reverse Stock Split will otherwise have any of the effects described above. In particular, there can be no assurance that the market price of the Common Stock immediately after implementation of the Reverse Stock Split will be maintained for any period of time or that such per share market price will approximate two times the market price before the Reverse Stock Split. Also, it is possible that the liquidity of the Common Stock will be adversely affected by the reduction in the number of shares of Common Stock outstanding after the Reverse Stock Split.

Effect of the Amendment and Reverse Stock Split

    The principal effect of the Charter Amendment is to reduce the number of authorized shares of Common Stock from 20,000,000 to 10,000,000 shares. There are no shares of Preferred Stock outstanding and the number of authorized shares of Preferred Stock, 10,000,000 shares, is unaffected by the Charter Amendment. In addition, the par value of the Common Stock will remain $0.01 per share. As a result, the principal effect of the Reverse Stock Split will be to decrease the number of shares of Common Stock from 10,757,532 shares on the Record Date to approximately 5,378,000 shares. The Common Stock issued pursuant to the Reverse Stock Split will be fully paid and nonassessable. The voting rights and other rights that accompany the Common Stock will not be altered by the Charter Amendment or the Reverse Stock Split. Furthermore, the Reverse Stock Split will not affect any shareholder's percentage ownership interest in the Company or proportional voting power, except for minor differences resulting from the elimination of fractional shares.

    The Reverse Stock Split also will reduce the number of shares of Common Stock issuable pursuant to the Company's 1987 Employee Stock Plan, as amended (the "Employee Plan"), the Company's Amended and Restated 1989 Stock Option Plan for Non-Employee Directors (the "Non-Employee Director Plan") and certain outstanding warrants to purchase 119,231 shares of Common Stock (collectively, the "Warrants"). Under the terms of the Employee Plan and the Non-Employee Director Plan, the Reverse Stock Split will reduce the number of shares of Common Stock reserved for issuance under such plans by a factor of two, will reduce the number of shares of Common Stock purchasable under outstanding options by a factor of two and will increase the exercise price of outstanding options by a corresponding amount so that the total exercise price applicable to the unexercised portion of such options shall remain unchanged. As a result, if the Reverse Stock Split is approved, the number of shares of Common Stock issuable pursuant to the Employee Plan will be reduced from 1,875,000 to 937,500 shares, and the number of shares subject to outstanding options will be reduced from 790,600 to 395,300 shares. Under the Non-Employee Director Plan, the number of authorized shares of Common Stock will be reduced from 200,000 to 100,000 shares, the annual option grants to non-employee directors will be reduced from 7,500 to 3,750 shares and the number of shares subject to outstanding options will be reduced from 37,500 to 18,750 shares.
In addition, the total number of shares of Common Stock purchasable under the Warrants will be reduced from 119,231 to 59,615 shares, and the exercise price of the Warrants will be increased by a corresponding amount so that the total exercise price applicable to each of the Warrants will remain unchanged.

    If approved, the Reverse Stock Split may result in some shareholders owning "odd-lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots may be higher, particularly on a per share basis, than the cost of transactions in even multiples of 100 shares.

Effective Date

    If the Charter Amendment and the Reverse Stock Split are approved by the shareholders, the Charter Amendment will be filed with the Secretary of State of the State of Tennessee promptly after such approval, at which time the Charter Amendment would become effective, and the Company will concurrently effect the Reverse Stock Split. Without any further action on the part of the Company or the shareholders, the shares of Common Stock held by shareholders of record as of the Effective Date automatically will be converted into the right to receive an amount of whole shares of Common Stock equal to the number of their shares divided by two, and cash representing any fractional shares.

Exchange of Stock Certificates; Fractional Shares

    If the Charter Amendment and the Reverse Stock Split are approved by the shareholders, the certificates presently representing shares of Common Stock will be deemed, automatically and without any action on the part of the shareholders, to represent one-half the number of shares of Common Stock after the Effective Date. No fractional shares of Common Stock will be issued and, in lieu thereof, shareholders holding a number of shares of Common Stock not evenly divisible by two (including shareholders holding less than two shares of Common Stock), upon surrender of their old stock certificates, will receive cash in lieu of fractional shares of Common Stock. The price payable by the Company for fractional shares will be determined by multiplying the fractional share of Common Stock by the closing sale price of the Common Stock as reported on the Nasdaq National Market on the Effective Date for each fractional share of Common Stock surrendered.

    As soon as practicable after the Effective Date, the Company will send a letter of transmittal (the "Letter of Transmittal") to each shareholder of record on the Effective Date for use in transmitting certificates representing shares of Common Stock ("Old Certificates") to the Company's transfer agent, Trust Company Bank (the "Exchange Agent"). The Letter of Transmittal will contain instructions for the surrender of Old Certificates to the Exchange Agent in exchange for new stock certificates representing the number of whole shares of Common Stock, and cash representing fractional shares of Common Stock. No new certificates will be issued to a shareholder until such shareholder has surrendered all Old Certificates together with a properly completed and executed Letter of Transmittal to the Exchange Agent.

    Upon proper completion and execution of the Letter of Transmittal and return thereof to the Exchange Agent, together with all Old Certificates, shareholders will receive a new certificate or certificates representing the number of whole shares of Common Stock into which their shares of Common Stock represented by the Old Certificates have been converted as a result of the Reverse Stock Split. Until surrendered, outstanding Old Certificates held by shareholders will be deemed for all purposes to represent the number of whole shares of Common Stock to which such shareholders are entitled as a result of the Reverse Stock Split. Shareholders should not send their Old Certificates to the Exchange Agent until they have received the Letter of Transmittal. Shares not presented for surrender in accordance with the terms set forth in the Letter of Transmittal will be exchanged in due course at the first time the Old Certificates are presented for transfer.

    The funds required to purchase the fractional shares of Common Stock are available and will be paid from the current cash reserves of the Company. The Company's shareholder list indicates that a portion of the outstanding Common Stock is registered in the names of clearing agencies and broker nominees. It is, therefore, not possible to predict with certainty the number of fractional shares of Common Stock and the total amount that the Company will be required to pay to redeem such shares. However, it is not anticipated that the funds necessary to effect the cancellation of fractional shares will be material.

    No service or other charges will be payable by shareholders in connection with the exchange of Old Certificates, and all expenses in connection with such exchange will be borne by the Company.

Federal Income Tax Consequences

    The following is a summary of the material anticipated Federal income tax consequences of the Reverse Stock Split to shareholders of the Company. This summary is based on the Federal income tax laws now in effect and as currently interpreted and, therefore, does not take into account possible changes in such laws or interpretations, including amendments to applicable statutes, regulations and proposed regulations or changes in judicial or administrative rulings, some of which may have retroactive effect. This summary is provided for general information only and does not purport to address all aspects of the possible Federal income tax consequences of the Reverse Stock Split and IS NOT INTENDED AS TAX ADVICE TO ANY PERSON. In particular, and without limiting the foregoing, this summary does not consider the Federal income tax consequences to shareholders of the Company in light of their individual investment circumstances or to holders subject to special treatment under the Federal income tax laws (for example, life insurance companies, regulated investment companies and foreign taxpayers). The summary also does not address any consequence of the Reverse Stock Split under any state, local or foreign tax laws.

    No ruling from the Internal Revenue Service ("Service") or opinion of counsel will be obtained regarding the Federal income tax consequences to the shareholders of the Company as a result of the Reverse Stock Split. ACCORDINGLY, EACH SHAREHOLDER IS ENCOURAGED TO CONSULT HIS OR HER TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED TRANSACTION TO
SUCH SHAREHOLDER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

    Any tax liability to shareholders resulting from the Reverse Stock Split likely will not be substantial. A shareholder who exchanges Common Stock in the Reverse Stock Split solely for new shares of Common Stock should recognize no gain or loss for federal income tax purposes. A shareholder's tax basis in shares of Common Stock received from the Company as a result of the Reverse Stock Split should be the same as the adjusted tax basis in the Common Stock exchanged. For tax purposes, the holding period of the new shares of Common Stock received in the Reverse Stock Split should include the period during which the Common Stock surrendered in exchange therefor was held; provided such Common Stock was held as a capital asset on the date of exchange. A shareholder who receives cash in lieu of a fractional share of Common Stock in the Reverse Stock Split will be treated as receiving cash as payment in exchange for such fractional shares of Common Stock. Accordingly, shareholders should recognize gain or loss measured by the difference between the amount of cash received and the basis allocable to the fractional share as if the fractional share of Common Stock had actually been issued.

Vote Required for Approval

    The Board of Directors has approved the Charter Amendment and the Reverse Stock Split. The affirmative vote of a majority of the outstanding shares of the Company's Common Stock is required for approval of the Charter Amendment and the Reverse Stock Split. Shareholders do not have the right to dissent or seek appraisal of their shares under Tennessee law or the Company's Restated Charter or bylaws.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE CHARTER AMENDMENT AND THE REVERSE STOCK SPLIT.


                           PROPOSALS OF SHAREHOLDERS

    Shareholders intending to submit proposals for presentations at the fiscal 1996 Annual Meeting of Shareholders of the Company and inclusion in the proxy statement and form of proxy for such meeting should forward such proposals to William J Ballard, Chief Executive Officer, Children's Comprehensive Services, Inc., 805 South Church Street, Murfreesboro, Tennessee 37130. Proposals must be in writing and must be received by the Company prior to March 18, 1996. Proposals should be sent to the Company by certified mail return receipt requested.


                            METHOD OF COUNTING VOTES

    Pursuant to rules promulgated by the Securities and Exchange Commission, boxes and a designated blank space are provided on the proxy card for shareholders to mark if they wish to vote "for," "against" or "withhold authority" (or abstain) to vote on the Charter Amendment and the Reverse Stock Split, or any other matters submitted to the shareholders. Under applicable securities laws, Tennessee law and the Company's Restated Charter and bylaws, an abstention or withholding of authority to vote on the Charter Amendment and the Reverse Stock Split will have the same effect as a vote against the proposal, as a majority of all shares of Common Stock entitled to vote is necessary for such approval.

    A broker non-vote occurs when a broker holding shares registered in a street name is permitted to vote, in the broker's discretion, on routine matters without receiving instructions from the client, but is not permitted to vote without instructions on non-routine matters, and the broker returns a proxy card with no vote (the "non-vote") on the non-routine matters. Under Tennessee law and the Company's Restated Charter and bylaws, broker non-votes will have the effect of a vote against the Charter Amendment and the Reverse Stock Split, but shares represented by a proxy card marked with a non-vote would be counted as present for purposes of determining the existence of a quorum.

                                        By Order of the Board of Directors



                                        Donald B. Whitfield
                                        Secretary

                                   EXHIBIT A

                 ARTICLES OF AMENDMENT TO THE RESTATED CHARTER
                                       OF
                    CHILDREN'S COMPREHENSIVE SERVICES, INC.


    Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following articles of amendment (the "Articles of Amendment") to its Restated Charter (the "Restated Charter"):

    1. Name of Corporation. The name of the Corporation is Children's Comprehensive Services, Inc.

    2. Section 6 of the Restated Charter is hereby deleted in its entirety and replaced with the following:

            6. The maximum number of shares of capital stock the Corporation shall have the authority to issue is twenty million (20,000,000) shares, of which ten million (10,000,000) shares are designated Common Stock, par value One One-Hundredth of a Dollar ($.01) per share, and ten million (10,000,000) shares designated Preferred Stock, par value One Dollar ($1.00) per share.

    3. Automatic Conversion of Common Stock. Upon the effective date of these Articles of Amendment to the Restated Charter (the "Effective Date"), each two (2) shares of the issued and outstanding Common Stock par value $.01 per share of the Corporation (the "Common Stock"), shall automatically and without any action by the holder thereof be converted into and shall thereafter constitute one (1) share of Common Stock, provided, that no fractional shares of Common Stock will be issued. Any holder of Common Stock who owns shares not evenly divisible by two (2) shall receive, in lieu of a fractional share of Common Stock, an amount of cash based on the closing price of the Common Stock as reported on the Nasdaq National Market on the Effective Date, and such fractional shares will be canceled.

    4. Adoption. These Articles of Amendment were duly adopted by the Board of Directors and the Shareholders of the Corporation.

    5. Effective Date. These Articles of Amendment will be effective when filed with the Secretary of State.

Date:              , 1996
      -------------
                                  Children's Comprehensive Services, Inc.



                                  By:
                                      --------------------------------
                                         Donald B. Whitfield
                                         Secretary

                                  EXHIBIT B


                    CHILDREN'S COMPREHENSIVE SERVICES, INC.

       PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF
             SHAREHOLDERS TO BE HELD ON THURSDAY, MARCH 21, 1996

    The undersigned hereby appoints William J Ballard and Donald B. Whitfield and each of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown below on this proxy at the Special Meeting of Shareholders of Children's Comprehensive Services, Inc. (the "Company"), to be held on Thursday, March 21, 1996, at the offices of the Company at 805 South Church Street, Murfreesboro, Tennessee at 10:00 a.m., local time, and any adjournment thereof.

(1) To approve an Amendment to the Company's Restated Charter to decrease the number of authorized shares of the Company's Common Stock from 20,000,000 to 10,000,000 and to concurrently effect a reverse stock split in which each two shares of issued Common Stock of the Company, par value $.01 per share, will be reclassified and changed into one share of Common Stock of the Company, par value $.01 per share.

(  )FOR                  (  )AGAINST      (  )WITHHOLD AUTHORITY (ABSTAIN)

(2) In their discretion on any other matter which may properly come before the meeting or any adjournment thereof.

(  )FOR                  (  )AGAINST      (  )WITHHOLD AUTHORITY (ABSTAIN)





                    (PLEASE DATE AND SIGN THIS PROXY BELOW.)

Your shares will be voted in accordance with your instructions. If no choice is specified, your shares will be voted to approve the Amendment to the Company's Restated Charter and the reverse stock split.

Date:              , 1996          PLEASE SIGN HERE AND RETURN PROMPTLY
     --------------

                                          -------------------------------

                                          -------------------------------

                                          Please sign exactly as your name
                                          appears at left.  If registered in
                                          the names of two or more persons,
                                          each should sign.  Executors,
                                          administrators, trustees, guardians,
                                          attorneys, and corporate officers
                                          should show their full titles.




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